                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 2, 1997 with respect to the financial statements of Westbrooke Communities, Inc. and Affiliates included in the Registration Statement on Form S-1 and related Prospectus of Newmark Homes Corp. for the registration of 2,000,000 shares of its common stock.

                                            /s/ ERNST & YOUNG LLP

Miami, Florida
December 11, 1997